Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD 73 74U and 74V correctly the correct answers are as follows

				A Class	C Class	H Class	Institutional	P Class

72. DD) Total income distributions
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a	n/a

72. EE) Total capital gains distributions
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a	n/a

73. A)  Total income distribution pershare
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a	n/a

73. B) Total capital gains distribution pershare
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund		n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund		n/a	n/a	n/a	n/a	n/a

74.U) Shares outstanding
(1) Managed Futures Strategy Fund	1,082	825	n/a	344	5,745
(3) Multi-Hedge Strategies Fund		684	510	n/a	2,573	1,918
(4) Commodities Strategy Fund		220	74	1,092	n/a	n/a

74. V) Net asset value pershare
(1) Managed Futures Strategy Fund	$21.09	$19.60	$n/a	$21.44	$21.09
(3) Multi-Hedge Strategies Fund		$23.98	$22.08	$n/a	$24.37	$23.99
(4) Commodities Strategy Fund		$7.04	$6.46	$7.04	$n/a	$n/a